Exhibit 32.1
CERTIFICATIONS
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the Annual Report of Cabela’s Incorporated (the “registrant”) on Form 10-K for the period ended January 1, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “report”), each of the undersigned certifies, pursuant to 18 U.S.C. Section 1350, that to the best of his knowledge:

(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.
Dated: March 18, 2005

/s/ Dennis Highby

Dennis Highby
President and Chief Executive Officer

/s/ Ralph W. Castner

Ralph W. Castner
Vice President and Chief Financial Officer